CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated May 3, 2007 in the Amendment No. 2 to the Registration Statement (File No. 333-142245) and related Prospectus of Claymore Securities Defined Portfolios, Series 392.



                                                          /s/ Grant Thornton LLP
                                                       -------------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
May 3, 2007